Exhibit 4.1

Certificate Number	Shares
TH [ ]	[ ]

TRUETT-HURST, INC.
Incorporated under the laws of the State of Delaware
Class A Common Stock, par value $0.001
CUSIP 897871109

THIS CERTIFIES THAT [                                                            ] is the record holder of [                                                                ] fully paid and non-assessable shares of the Class A common stock, par value of $0.001 per share, of Truett-Hurst, Inc. (hereinafter, called the “Corporation”) transferable on the books of the Corporation in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

This Certificate and the shares represented hereby, are issued and shall be subject to all of the provisions of the certificate of incorporation, as amended, and the bylaws, as amended, of the Corporation (copies of which are on file at the Corporation and with the Corporation’s Transfer Agent), to all of which each holder, by acceptance hereof, assents.

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the seal of the Corporation and the signatures of its duly authorized officers this ___ day of ______, _________.

_______________________	[CORPORATE SEAL]	_______________________
Paul E. Dolan, III, Secretary		Phillip L. Hurst, President

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE CORPORATION, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES.  SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT.  THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE CORPORATION A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENT AND REGISTRAR AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT -- __(Cust)___ Custodian __(Minor)___ under Uniform Gifts to Minors Act __ (State)___

Additional abbreviations may also be used through not in the above list.

FOR VALUE RECEIVED ____________________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO ____________________________ SHARES OF THE COMMON STOCK REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ___________________________________ ATTORNEY TO TRANSFER THE SAID STOCK ON THE BOOKS OF THE WITHIN-NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED ___________________, 20___

______________________________________________

Stockholder
NOTICE:  THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

SIGNATURE(S) GUARANTEED: ______________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.